UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): February 9, 2006
FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16129 (Commission File Number)	33-0927079 (IRS Employer Identification Number)

One Enterprise Drive Aliso Viejo, California (Address of principal executive offices)		92656-2606 (Zip Code)
(949) 349-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
On February 9, 2006, our Organization and Compensation Committee (the “Committee”) established the performance measures for executives with respect to annual incentives for fiscal year 2006 (the “Annual Incentive Plan”). All Company executives participate in the Annual Incentive Plan which is operated pursuant to the Fluor Corporation 2003 Executive Performance Incentive Plan, a copy of which was filed by the company as Exhibit 10.15 to our Annual Report on Form 10-K filed on March 31, 2003 (the “2003 Plan”). The Annual Incentive Plan provides for a target incentive for each participant based upon a percentage of the participant’s base salary, with the opportunity to earn anywhere from 0% to 200% of the target, with targets related to our Named Executive Officers ranging from 60% to 70% of base salary. With the exception of our Chief Executive Officer, Mr. Alan Boeckmann, each eligible executive’s goals to earn the incentive are based upon a combination of criteria related to overall Company performance including achievement of specific targets related to our net earnings, our return on operating assets employed, debt levels, safety and diversity in the work force, and individually tailored performance criteria. With respect to Mr. Alan Boeckmann, his incentive target was set at 100% of his base salary, with the opportunity to earn from 0% to 200% of the target. Following the completion of fiscal year 2006, and provided the Company achieves certain specified earnings criteria, the Committee will weigh a number of performance factors in determining whether and to what extent Mr. Boeckmann is eligible for an incentive payment under the Annual Incentive Plan including achievement of specific targets related to our net earnings, our return on operating assets employed, debt levels, safety and diversity in the work force.
On February 9, 2006, the Committee also established award levels for eligible officers with respect to our Long Term Incentive Program (the “LTIP Program”) known as the Value Driver Incentive Plan (the “VDI Plan”) for the two year cycle of fiscal year 2006 through fiscal year 2007. Performance measures for VDI Plan will be established within the first 25% of the performance period. The VDI Plan incentives were established subject to our shareholder-approved 2003 Executive Performance Incentive Plan. Target cash award numbers were established for each officer included in the VDI Plan with the target for all eligible officers based upon such officer’s pay grade, with targets for our Named Executive Officers ranging from $210,000 to $1,767,000. The Committee established performance goals which it believes are correlated with shareholder value creation, and are based 75% upon fiscal year 2006 and fiscal year 2007 new awards gross margin and 25% upon fiscal year 2006 and fiscal year 2007 new awards gross margin percentage. Each eligible officer has an opportunity to earn from 0% to 200% of such officer’s target if the performance goals are met (the “Multiplier”). If an officer is entitled to an award under the VDI Plan based upon the combined fiscal year 2006 and 2007 performance, 50% of the award would be paid in cash in early 2008, and the remaining 50% of the award would be paid in cash in early 2009.
The Company previously filed the forms of award agreements which will be used to memorialize the above-described awards as Exhibit 10.16 to its Quarterly Report filed on Form 10-Q filed on November 9, 2004.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2006	Fluor Corporation
	By:	/s/ Lawrence N. Fisher
Lawrence N. Fisher
Chief Legal Officer and Secretary